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                            CENTRA INDUSTRIES, INC.
                       KEY EMPLOYEES EMPLOYMENT AGREEMENT

Agreement made as of Jan. 1, 2002, by and between Larry C. Garriott residing at 1224 Maestri Spring AR 72762 ("Employee") and Centra Industries, Inc., a Delaware corporation with offices at Two North College Avenue, Fayetteville, Arkansas 72701 (the "Company"), which shall be effective as of Jan 1, 2002 ("Effective Date").

In consideration of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follow:

         1. GENERAL

1.1 DEFINITIONS.

A. "BENEFITS" shall mean all the fringe benefits approved by the Board from time to time and established by the Company for the benefit of employees generally and/or for key employees of the Company as a class, provided, however, that at a minimum Employee shall receive four weeks paid vacation, plus an additional five paid personal days, family, medical and dental insurance and a Company provided automobile (including maintenance and repairs). The Company's Board of Directors shall have approved the terms of any automobile lease arranged for the Employee's benefit.

B. "BOARD" shall mean the Board of Directors of the Company, as the context shall appear, together with an executive committee thereof (if any), as the same may be constituted from time to time.

C. "CHAIRMAN" shall mean the individual having responsibility to the Board for direction and management of ____________ of the Company and who reports and is accountable only to the _____________ and the Board.

D. "DISABILITY" shall mean a written determination by a physician mutually agreeable to the Company and Employee (or, in the event of Employee's total physical or mental disability, Employee's legal representative) that Employee is physically or mentally unable to perform in a professional manner substantially all of the material duties under this Agreement and that such disability can reasonably be expected to continue for a period of one hundred and eighty (180) consecutive days or for shorter periods aggregating one hundred and eighty (180) days in any twelve (12) month period.

E. "EMPLOYEE" shall mean Larry Garriott and, where the context requires, his heirs, personal representatives and permitted successors and assigns.

F. The "COMPANY" shall mean Centra Industries, Inc., a Delaware corporation, together with such subsidiaries of said corporation as may from time to time exist.

G. "FISCAL YEAR" shall mean the fiscal year of the Company beginning on the 1st day of January in each year and ending on the 31st day of December in each year.

H. "CAUSE" for termination shall mean (i) Employee's indictment for a felony involving a crime of moral turpitude, insurance fraud, dishonesty or breach of trust, or (ii) acts of Employee which, in the reasonable judgment of the Board, constitute fraud on the part of Employee in connection with his or her duties under this Agreement, including but not limited to misappropriation or embezzlement in the performance of duties as an employee of the Company, or
(iii) Employee willfully engaging in conduct materially injurious to the Company and in violation of the covenants contained in Section 2.

J. "PERFORMANCE RELATED REASONS" for termination shall mean a determination, in the reasonable judgment of the Board, that the Employee has failed to progress satisfactorily towards the objectives set forth in the business plan as endorsed by the Employee (which will not be unreasonably withheld) and that failure is, in material part, due to errors or shortcomings in his or her management. Performance Related Reasons shall not mean nor include termination arising out of legitimate differences of opinion between Employee and the Board vis-a-vis strategic direction or failure to agree on material changes in the strategic direction or substantive changes in the business plan not approved by Employee.

K. "TERRITORY" initially shall mean the States of Arkansas, Texas, Missouri, Louisiana, Mississippi, Illinois and Oklahoma.

1.2 EMPLOYMENT. On and subject to the terms of this Agreement the Company employs the Employee. All prior employment agreements between the Company and the Employee are terminated effective with the parties' execution of this Agreement, provided that the Company and Employee shall be obligated to make payment of amounts due under such former employment agreement. It is the parties' intention to have the terms of this Agreement integrate with the terms of the former employment agreement so the transition is seamless between the two.

2.   POSITION. RESPONSIBILITIES AND TERM OF EMPLOYMENT.

2.1 POSITION. Employee shall serve as Chairman of the Company, and in such additional management position(s) as the Board shall


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designate. In this capacity Employee shall, subject to the direction of the
Board, serve the Company by performing such duties and carrying out such responsibilities as are normally related, in accordance with the standards of the industry to the position of Chairman. The Board shall elect Employee to the office of Chairman of the Company and its subsidiaries (and such other office, if any, as shall be denominated that of the Parent of the Company or such subsidiary in the Company's or such subsidiaries By-laws or other constituent instruments).

2.2 BEST EFFORTS COVENANT. Employee will devote his or her full professional and business time and best efforts to the performance of his duties for, and in the business and affairs of, the Company and any subsidiaries and affiliates of the Company.

2.3 EXCLUSIVITY COVENANT. Except with the written consent of the Board, Employee will not undertake or engage in any other employment, occupation or business enterprise other than a business enterprise in which Employee does not actively participate. Further, Employee agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest in the Territory adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or subject to Section 2.5 below, in competition with the Company, or take any action towards any of the foregoing.

2.4 CONFIDENTIAL INFORMATION. Employee will not disclose to any other person or entity (except as required by applicable law or in connection with the performance of his or her duly authorized responsibilities hereunder), or use for his or her own benefit, any confidential information of the Company obtained by him or her incident to his or her employment with the Company during the period of his or her employment. The term "Confidential information" includes, without limitation, financial information, business plans, prospects and opportunities which have been discussed or considered by management of the Company, but does not include any information which has become public other than on account of Employee's failure to comply with the provisions of this
Section 2.4.

2.5 OWNERSHIP OF SHARE IN COMPETING FIRMS. The provisions of this Section 2 shall not prevent Employee from owning any shares of any competitor of the Company so long as such shares do not constitute more than 2% of the outstanding equity of such competitor.

2.6 RECORDS FILES. All records, files drawings, documents, equipment and the like relating to the business of the Company which are prepared or used by Employee during the term of his or her employment under this Agreement shall be and shall remain the sole property of the Company.

2.7 NON-COMPETITION CLAUSE. If Employee voluntarily terminates his or her employment with the Company or if the Employee's employment is terminated for Cause or Performance Related Reasons, he or she will not, for a period of twelve
(12) months thereafter, seek or obtain employment with a firm which directly competes with the Company's business activities as conducted in the Territory on the date on which Employee terminates nor will he solicit any of the Company's employees to leave and seek employment with another firm. It is stipulated that both the twelve (12) month term of this provision and the scope of territory are reasonable, but a court of competent jurisdiction may alter the same to the appropriate standard of reasonableness.

2.8 EQUITABLE RELIEF. Employee acknowledges that his or her services to the Company are of a unique character which give them a special value to the Company. Employee further recognizes that violations by Employee of any one or more of the provisions of this Section 2 may give rise to losses or damaged for which the Company cannot be reasonably or adequately compensated in an action at law and that such violations may result in irreparable and continuing harm to the Company. Employee agrees, therefore, that in addition to any other remedy which the Company may have at law and equity, the Company shall be entitled to injunctive relief to restrain any violation, actual or threatened, by Employee of the provisions of this Agreement. In the event of a breach by the Employee of any of the provisions of Section 2, the Company shall be entitled to an injunction restraining the Employee therefrom. Nothing shall be construed as prohibiting the Company from pursuing any other available remedies for such breach, including the recovery of damages from the Employee.

2.9 NO VIOLATION OF RIGHTS OF THIRD PARTIES. Employee represents and agrees that performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee prior to his or her employment with Company, and Employee confirms that he or she will not disclose to Company, or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or third party to whom he or she owes a duty of confidentiality. Employee further warrants that in the course of performing services for Company's benefit under this Agreement, Employee will use only skills and knowledge based on experience and information which is generally known and used by persons with training and experience which is common knowledge in the industry.

3.   COMPENSATION.


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3.1 BASE SALARY. Subject to the provisions of this Section 3.1, the Company shall pay to Employee for the services to be rendered hereunder a base salary at an annual rate of $250,000.00 Thousand Dollars ($250,000), plus such bonuses (if any) as shall be awarded in the discretion of the Board pursuant to Section 3.2. The base salary may be increased on an annual basis by the Board in its discretion. Employee's salary shall be payable in periodic installments in accordance with the Company's usual practice for similarly situated employees of the Company and subject to all required withholdings for income taxes, FICA, Medicaid, etc.

3.2 INCENTIVE COMPENSATION. In addition to the base salary, Employee shall be entitled to receive payments under the Company's executive incentive compensation and/or bonus programs (as in effect from time to time), if any, in such amounts as are determined by the Board to be appropriate for similarly situated employees of the Company.

3.3 PARTICIPATION IN BENEFITS. Employee shall be entitled to all Benefits on the Effective Date for as long as such Benefits may remain in effect or any substitute or additional Benefits are made available in the future to similarly situated employees of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such Benefits. Except as provided in Section 4.4, Benefits paid to Employee shall not be deemed to be in lieu of other Compensation to Employee hereunder as described in this Section 3.

3.4 EXPENSES. During the term of his employment hereunder, Employee shall be entitled to receive reimbursement for all reasonable expenses incurred by him or her (in accordance with the policies and procedures established by the Company) in performing services hereunder.

4.   TERM AND TERMINATION.

4.1 TERM. The term of employment and this Agreement shall be three years and shall be automatically extended on a year to year basis after expiration of the initial three-year term unless either party shall been given the other notice of an intent not to extend not less than 90 days before the end of the current term.

4.2 VOLUNTARY TERMINATION AND TERMINATION BY COMPANY FOR OTHER THAN CAUSE OR PERFORMANCE RELATED REASONS. If the Employee voluntarily terminates or the Company terminates the employment of Employee and termination is not for Cause or for Performance Related Reasons, the Company shall have the option to retain the Employee as a consultant at an amount equal to the Employee's annual base salary (as defined in Section 3.1) in effect on the date of such termination for a term specified by the Company at such time, but not exceeding twelve (12) months. As such a consultant, Employee shall perform advisory services as requested by the Chief Executive Officer or the Board up to twenty (20) hours per month. If the Company exercises its option under this Section 4.2 to retain the Employed as a consultant, then the non-competition provisions of Section 2.7 shall apply during such retainer period, mutatis mutandis. In addition, the provisions of Section 2.4, 2.6, 2.8 and 5 of this Agreement shall be applicable to Employee during such consulting period.

4.3 TERMINATION BY THE COMPANY FOR CAUSE. Except as otherwise provided herein, if the Company shall terminate the employment of Employee for Cause or Performance Related Reasons, this Agreement (except for Section 2.4, 2.6, 2.7 and 2.8) shall terminate and there shall be no obligation pursuant to this Agreement to make any further payments of the Compensation described in Section 3, except for such remaining payments of base salary under Section 3.1 relating to periods during which Employee was employed by the Company, in addition to Benefits which are required by applicable law to be continued and reimbursement of expenses under Section 3.4.

4.4 TERMINATION ON ACCOUNT OF THE EMPLOYEE'S DISABILITY. If Employee ceases to perform services for the Company because he is suffering from a medically determinable disability and is therefore incapable of performing such services, the Company may terminate Employee's employment, but shall continue to pay Employee an amount equal to one-half of Employee's base salary at the salary rate in effect on the date of Employees' cessation of services by reason of disability for a period of 12 months, less any amounts paid to Employee as Workers Compensation, Social Security Disability benefits (or any other disability benefits paid to Employee as Federal, state or local disability benefits) and any amounts paid to Employee as disability payments under any disability plan or program maintained by the Company and providing benefits to Employee. In lieu of any such payments by the Company, the Company may deliver to the Employee a disability insurance policy with benefits at least equal to the current base salary for one year; the Company shall pay the premium for any such insurance.

4.5 TERMINATION UPON EMPLOYEE'S DEATH. In the event of Employee's death during the term of this Agreement, the Agreement shall be terminated but the Employee's estate shall be paid any earned but unpaid salary to the date of death, together with a pro rata share of any incentive compensation for the year in which Employee's death occurred and reimbursement of expenses under Section 3.4.

5.   MISCELLANEOUS

5.1 ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto and shall also bind and


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inure to the benefit of any successor or successors of the Company in a reorganization, merger or consolidation and any assignee of all or substantially all of the Company's business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or Employee.

5.2 GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arkansas. Any dispute or controversy under this Agreement shall be resolved in the County Court, Washington County, Arkansas; the parties hereby submit to the jurisdiction and venue of such court.

5.3 INTERPRETATION. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.4 NOTICES. Any notice required or permitted to be given hereunder shall be effective when received and shall be sufficient if in writing and if personally delivered or sent by facsimile, certified or registered air mail, return receipt requested, to the party to receive such notice at its address set forth at the end of this Agreement or at such other address as a party may by notice specify to the other.

5.5 AMENDMENT AND WAIVER. This Agreement may not be amended, supplemented or waived except by a writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.

5.6 SURVIVAL OF RIGHTS AND OBLIGATIONS. All rights and obligations of Employee or the Company arising during the term of this Agreement shall continue to have full force and effect after the termination of this Agreement.

5.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which is an original, but all of which together shall constitute one and the same instrument. Facsimile signatures are acceptable, provided an original manually signed copy is delivered within a reasonable time after a facsimile is sent.


EXECUTION

Upon execution below by both parties, this Agreement will enter into full force and effect as of Jan 1, 2002.


CENTRA INDUSTRIES, INC.



By: /s/ Larry Garriott
   --------------------------------------------
        Larry Garriott, Chairman


 /s/ Larry Garriott                             (Employee)
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[illegible signature]

        CEO/Vice Chairman